UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2015

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2180 Rutherford Road

Carlsbad, California 92008-7328

(Address of Principal Executive Offices, Including Zip Code)

(760) 931-1771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 15, 2015, Callaway Golf Company (the “Company”) issued a Notice of Redemption (the “Notice”) with respect to its 3.75% Convertible Senior Notes due August 15, 2019 (the “Notes”). Pursuant to the Notice, the Company notified the holders of the Notes that it intends to redeem the entire outstanding principal amount of the Notes at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. The redemption is scheduled to occur on November 16, 2015 (the “Redemption Date”).

Holders of the Notes have the right to convert their Notes into the Company’s common stock, $0.01 par value (“Common Stock”), subject to certain terms, conditions and adjustments specified in the Notes and the indenture pursuant to which the Notes were issued, on or prior to the close of business on the business day immediately preceding the Redemption Date at a current conversion rate equivalent to 133.3333 shares of Common Stock per $1,000 principal amount of Notes.

On October 15, 2015, the Company also issued a press release announcing the issuance of the Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Callaway Golf Company, dated October 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2015	CALLAWAY GOLF COMPANY

	By:	/s/ Brian P. Lynch
Brian P. Lynch
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Callaway Golf Company, dated October 15, 2015.